SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                   -------------------------------------------
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                    ----------------------------------------

                J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
                           (Exact name of trustee as
                            specified in its charter)

                                                            95-4655078
(State of incorporation                                  (I.R.S. employer
if not a national bank)                                   identification No.)

1999 Avenue of the Stars - Floor 26
Los Angeles, CA                                              90067
(Address of principal executive offices)                   (Zip Code)

                              Robert M. Macallister
                  Vice President and Assistant General Counsel
                J. P. Morgan Trust Company, National Association
                                  c/o 1 Chase
                           Manhattan Plaza, 25th Floor
                            New York, New York 10081
                               Tel: (212) 552-1716
            (Name, address and telephone number of agent for service)
                  --------------------------------------------
                          ALLSTATE LIFE GLOBAL FUNDING
               (Exact name of obligor as specified in its charter)

     Delaware                                            Not Applicable
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                          identification No.)


6525 Morrison Boulevard, Suite 318
Charlotte, North Carolina                                    28211
(Address of principal executive offices)                   (Zip Code)


                                  Secured Notes
                       (Title of the indenture securities)
         -------------------------------------------------------------

Item 1. General Information.

     Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency, Washington, D.C.
          Board of Governors of the Federal Reserve System, Washington, D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2. Affiliations with Obligor.

          If the Obligor is an affiliate of the trustee, describe each such affiliation.

          None.


No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16. List of Exhibits.

       List below all exhibits filed as part of this statement of eligibility.

       Exhibit 1. Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

       Exhibit 2. Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

       Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

       Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

       Exhibit 5.    Not Applicable

       Exhibit 6. The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

       Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

       Exhibit 8.    Not Applicable

       Exhibit 9.    Not Applicable

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 27th day of February, 2006.


                               J. P. Morgan Trust Company, National Association


                                    By   /s/ Janice Ott Rotunno
                                         ----------------------
                                         Janice Ott Rotunno
                                         Vice President

Exhibit 7. Report of Condition of the Trustee.
-------------------------------------------------------------------------------




Consolidated Report of Condition of J.P. Morgan Trust Company, N.A., (formerly Chase Manhattan Bank and Trust Company, N.A.)
-------------------------------------------------------------------------------
                                                     (Legal Title)

Located at  1999 Avenue of the Stars - Floor 26    Los Angeles,  CA     90067
           --------------------------------------------------------------------
                      (Street)                      (City)     (State) (Zip)

as of close of business on          September 30, 2005
                           -----------------------------------

ASSETS DOLLAR AMOUNTS IN THOUSANDS

1.  Cash and balances due from depository institutions (from Schedule RC-A):
           a. Noninterest-bearing balances and currency and coin (1)                               1,516
           b. Interest bearing balances (2)                                                            0
2.  Securities:
           a. Held-to-maturity securities (from Schedule RC-B, column A)                               0
           b. Available-for-sale securities (from Schedule RC-B, column D)                           687
3.  Federal Funds sold and securities purchased agreements to resell                              55,250
4.  Loans and lease financing receivables (from Schedule RC-C):
           a. Loans and leases held for sale                                                           0
           b. Loans and leases, net of unearned income                                  1,440
           c. LESS: Allowance for loan and lease losses                                     0
           d. Loans and leases, net of unearned income and
                allowance (item 4.b minus 4.c)                                                     1,440
5.  Trading assets (from Schedule RC-D)                                                              N/A
6.  Premises and fixed assets (including capitalized leases)                                         182
7.  Other real estate owned (from Schedule RC-M)                                                       0
8.  Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M)                                                                               0
9.  Customers' liability to this bank on acceptances outstanding                                       0
10. Intangible assets
           a. Goodwill                                                                                20
           b. Other intangible assets (from Schedule RC-M)                                           383
11. Other assets (from Schedule RC-F)                                                              3,060
12. TOTAL ASSETS (sum of items 1 through 11)                                                      62,538


(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.





LIABILITIES

13. Deposits:
           a. In domestic offices (sum of totals of columns A and C from
                Schedule RC-E)                                                                    25,467
                (1) Noninterest-bearing (1)                                            6,583
                (2) Interest-bearing                                                  18,885
           b. In foreign offices, Edge and Agreement subsidiaries, and IBF'
                (1) Noninterest-bearing                                                              N/A
                (2) Interest-bearing                                                                 N/A
14. Federal funds purchased and securities sold under agreements to repurchase                         0
15. Trading liabilities (from Schedule RC-D)                                                           0
16. Other borrowed money (includes mortgage indebtedness and obligations
    under capitalized leases) (from Schedule RC-M):                                                    0
17. Not applicable
18. Bank's liability on acceptances executed and outstanding                                           0
19. Subordinated notes and debentures (2)                                                              0
20. Other liabilities (from Schedule RC-G)                                                         8,355
21. Total liabilities (sum of items 13 through 20)                                                33,822
22. Minority interest in consolidated subsidiaries                                                     0

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus                                                      0
24. Common stock                                                                                     600
25. Surplus (exclude all surplus related to preferred stock)                                      13,169
26. a. Retained earnings                                                                          14,946
    b. Accumulated other comprehensive income (3)                                                      1
27. Other equity capital components (4)                                                                0
28. Total equity capital (sum of items 23 through 27)                                             28,716
29. Total liabilities, minority interest, and equity capital
    (sum of items 21, 22, and 28)                                                                 62,538

Memorandum

     To be reported with the March Report of Condition.

     1.   Indicate  in the box at the right the  number of the  statement  below that best  describes  the most  comprehensive  level of auditing  work performed for the bank by independent external auditors as of any date
          during 2000                                                                                  1

-------
(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.
(3)  Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.
